                                                                   EXHIBIT 23.01

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports accompanying the financial statements of the companies and for the dates as indicated in the accompanying table; such reports are contained in the Registration Statement and Prospectus.

COMPANY                                         REPORT DATE
-------                                         -----------
Office Centre Corporation and Subsidiaries      February 6, 1998
                                                  (except for Note C, as to which the date
                                                  is July 10, 1998)
The Supply Room Companies, Inc.                 February 19, 1998
New England Office Supply, Inc.                 February 9, 1998
                                                  (except for Notes C and D, as to which the
                                                  date is April 9, 1998)
King Office Supply, Inc. and Subsidiary         February 9, 1998
Sierra Office Systems and Products, Inc.        April 30, 1998
Office Solutions Business Products and          February 13, 1998
  Services, Inc.
Greenwood Outfitters, Inc.                      January 30, 1998
Georgia Impression Products, Inc.               March 13, 1998
Mega Office Furniture, L.L.C                    February 25, 1998

     We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                                  /s/ GRANT THORNTON LLP
                                          --------------------------------------
                                                    Grant Thornton LLP

New York, New York
July 10, 1998